As filed with the Securities and Exchange Commission on May 9, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 6, 2008

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

On May 6, 2008, the stockholders of B&G Foods, Inc., at our 2008 annual meeting of stockholders, approved our 2008 Omnibus Incentive Compensation Plan.  Upon the recommendation of our compensation committee, our board of directors had previously adopted the plan, subject to stockholder approval, at a meeting held on March 10, 2008.

The plan authorizes the grant of performance share awards, restricted stock, options, stock appreciation rights, deferred stock, stock units and cash-based awards to employees, non-employee directors and consultants.  Subject to adjustment as provided in the plan, the total number of shares of Class A common stock available for awards under the plan is 2,000,000, which equals approximately 5.4% of the shares of Class A common stock outstanding as of May 6, 2008.

A description of the terms of, and the initial awards granted under, the plan is contained in our annual meeting proxy statement that we filed with the Securities and Exchange Commission on April 4, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

10.1	B&G Foods, Inc. 2008 Omnibus Incentive Compensation Plan (Filed as Annex A to B&G Foods’ Definitive Proxy Statement on Schedule 14A filed on April 4, 2008, and incorporated by reference herein)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: May 9, 2008	By:	/s/ Robert C. Cantwell
Robert C. Cantwell
Executive Vice President of Finance and
Chief Financial Officer